Exhibit 5
Applicants signing in New York must use this form. Lincoln ChoicePlusSM Signature Variable Annuity Application	Lincoln Life & Annuity Company of New York Home Office Syracuse, New York
All sections must be completed. Please type or print. ANY ALTERATIONS TO THIS APPLICATION MUST BE INITIALED BY THE CONTRACT OWNER.

1a  Contract Owner   Maximum age of Contract Owner is 85. If Trust is owner, trust documents are required.

________________________________________________________________________
Name (First, Middle Initial, Last)                                       Social Security Number/TIN
____________________________________ ___________________________          _ Male _ Female
Street Address (Physical Street Address required)              Date of Birth
___________________________________________________________________________________
City State Zip                                                                                     Home Telephone Number
______________________________________ ______________________ Is Trust revocable
*Trustee Name*                                                Date of Trust*                    __ Yes __ No

1b  Joint Contract Owner Maximum age of Joint Contract Owner is 85.

___________________________________________________________________________________
Name (First, Middle Initial, Last)                                        Social Security Number/TIN
__________________________________________ __ Male __  Female   __ Spouse   __ Non-Spouse
Date of Birth

2a Annuitant (If no Annuitant is specified, the Contract Owner, or Joint Owner is younger, will be theAnnuitant.)Maximum age of Annuitant is 85.

_______________________________________________  ____________________________________
Name (First, Middle Initial, Last)                                         Social Security Number/TIN
____________________________________________________________________ __ Male __ Female
Street Address (Physical Street Address required)                 Date of Birth
___________________________________________________________________________________
City State Zip                                                                   Home Telephone Number

2b  Contingent Annuitant  Maximum age of Contingent Annuitant if 85

__________________________________________________________________________________
Name (First, Middle Initial, Last)                                        Social Security Number/TIN

3  Beneficiaries (Share percentage must equal 100%. State beneficiaries full legal name. List additional beneficiaries in Section 7.
_________________________________        _______________________     __________      ______
Full Legal Name __ Primary __ Contingent    Relationship to Contract Owner  Date of Birth    SSN/TIN
____________________________________________________________________________________
Beneficiary Address (Physical Street Address required)
_________________________________ ________________________        __________      ________%
Full Legal Name __ Primary __ Contingent    Relationship to Contract Owner  Date of Birth    SSN/TIN
____________________________________________________________________________________
Beneficiary Address (Physical Street Address required)
_________________________________ ________________________ _________     __________      ________%
Full Legal Name __ Primary __ Contingent    Relationship to Contract Owner  Date of Birth    SSN/TIN
____________________________________________________________________________________
Beneficiary Address (Physical Street Address required)

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  Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.Page 1 of
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4 Type of Contract (only choose one)

__ Nonqualified: (Do NOT select plan type)
__ Tax-Qualified (Must complete plan type)
Plan Type (Check one):
__ Roth IRA __ Traditional IRA __ SEP __ 403(b)*(Non-ERISA transfers only) __ 401(k)*
__ 401(a)* __ 457(f) Executive Benefit* __ 457(f) Government/Nonprofit*
__ Other_________________________________________
*Additional Qualified Retirement Plan Hold Harmless Agreement Required.

5 Replacement Must complete this section

What is the total amount of annuities and all inforce insurance on your life? (Please list in the box below.)
If none, check this box: __

Company	Face Amount (Life Insurance Only)	Policy/Contract Number	Issue Date (mm/dd/yy)	Replacement or Change of Policy/Owner	Check here if 1035Exchange
__ Yes__ No
__ Yes__ No

6 Additional Remarks
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

7 Declarations and Signatures
The annuity will become effective on the date of issue. In the event the initial purchase payment is not acceptable, the Company’s liability is limited to the return of the payment made. Any annuity issued upon this application shall be considered a contract of the state in which the contract is delivered and its terms shall be construed in accordance with the laws of that state.

All statements made in this application are true to the best of my/our knowledge and belief, and I/we agree to all terms and conditions as shown. I/We acknowledge receipt of a current prospectus and verify my/our understanding that all payments and values provided by the contract, when based on investment experience of the Variable Account, are variable and not guaranteed as to dollar amount. I/We understand that all  payments and values based on the fixed account are subject to an interest adjustment formula that may increase or decrease the value of any transfer, partial surrender, or full surrender from the fixed account made prior to the end of a guaranteed period. Under penalty of perjury, the Contract Owner(s) certifies that the Social Security (or taxpayer  identification) number(s) is correct as it appears in this application.
_____________________________ __________________________________    ______________________
Signature of Contract Owner Signature of Joint Contract Owner (if applicable) Date
___________________________________ ____________________________
Dated at (City and State)                            Dated at (City and State)
_____________________________________________                    ____________________
Signature of Annuitant (Annuitant must sign if Contract Owner is Trust or Custodian.) Date

Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for  purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(a) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.

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8 Representative’s Signature
Does the applicant have any existing life insurance policies or annuity contracts? __ Yes __ No
Will the proposed contract replace any existing annuity or life insurance?  __ Yes __ No

The representative hereby certifies he/she witnessed the signature(s) in Section 7 and that all information contained in this application is true to the best of his/her knowledge and belief. The representative also certifies that he/she has used only Company approved sales materials in conjunction with the sale and copies of all sales materials were left with the applicant(s). Any electronically presented sales material shall be provided in printed form to the applicant no later than at the time of the policy or the contract delivery.

________________________________________                      _________________________________
Signature of Registered Representative                                       Registered Representative SS#

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